UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2019

SpartanNash Company

(Exact Name of Registrant as Specified in Charter)

Michigan	000-31127	38-0593940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan	49518-8700
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2019, Larry Pierce, the Executive Vice President, Merchandising and Marketing of SpartanNash Company (the “Company”), informed the Company of his retirement, effective on September 1, 2019 (the “Retirement Date”). Although Mr. Pierce will not be entitled to receive severance or any compensation under his employment agreement or executive severance agreement, Mr. Pierce will be entitled to retirement benefits under certain of the Company’s executive compensation plans, as described under “Potential Payments Upon Termination or Change-in-Control” in the Company’s Definitive Proxy Statement on Schedule 14A for its 2018 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 11, 2018, which description is incorporated by reference herein.

Effective on February 18, 2019, Lori Raya will become the Company’s Chief Merchandising and Marketing Officer.  Ms. Raya joins SpartanNash following a thirty-one-year career with Safeway/Albertsons, most recently serving as Division President of Albertsons from 2015-2018 following her role as Division President of VONS from 2012-2015.  In her most recent role, Ms. Raya led the post-merger transition with Safeway and integration of multiple banner teams for the second largest grocery store chain in the United States, with more than 2,200 stores and 250,000 employees.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits: The following document is attached as an exhibit to this report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated February 6, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 6, 2019	SpartanNash Company

	By	/s/ Mark E. Shamber
Mark E. Shamber
Executive Vice President Chief Financial Officer
(Principal Financial Officer)